BY-LAWS

BY-LAWS RELATING GENERALLY TO THE TRANSACTION OF
THE BUSINESS AND AFFAIRS OF 6109527 CANADA LTD.

BE IT ENACTED AND IT IS HEREBY ENACTED as by-laws of

6109527 CANADA LTD.
(hereinafter called the "Company")
as follows:

INTERPRETATION

1.

In this by-law and all, other by-laws of the Company, unless the context otherwise specifies or requires:

(a)

"Act" means the Canada Business Corporations Act, S.C. 1974-.75, c.33 as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b)

"Regulations" means the Regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Company to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(a)

"By-Laws" means any by-law of the Company from time to time in force and effect;

(b)

All terms which are contained in the by-laws of the Company and which are defined in the Act or the Regulations shall have the meanings given to such terms in the Act or the Regulations; and

(c)

The singular shall include the plural and the plural shall include the singular; the masculine shall include the feminine; and the word "person" shall include bodies corporate, corporations, companies, partnership, trusts and any number or aggregate of persons.

DIRECTORS

2.

Subject to the articles of the Company and any unanimous shareholder agreement, the business and affairs of the Company shall be managed by the board of directors consisting of not less than one and no more than 10 directors of whom a majority shall be resident Canadians and of whom, if any of the issued securities of the Company are or were part of a distribution to the public, at least two shall not be officers or employees of the Company or any affiliate of the Company.

3.

A director's term of office (subject to the provisions, if any, of the Articles of the Company and to the provisions of the Act) shall be from the date on which he is elected or appointed until the annual meeting next following or until his successor has been appointed.

4.

The office of a director shall ipso facto be vacated: (a) if he becomes bankrupt or suspends payments of his debts generally or compounds with his, creditors or makes an authorized assignment or is declared insolvent; (b) if he is to be found a mentally incompetent person; or (c) if by notice in writing to the Company he resigns his office. Any such resignation shall be effective at the time it is sent to the Company or at the time specified in the notice, whichever is later.

5.

Directors shall be elected by the shareholders on a show of hands unless a ballot is demanded in which case such election shall be by ballot. The whole board shall retire at the annual meeting at which the yearly election of directors is to take place but, if qualified, any retiring director shall be eligible for re-election provided always that the shareholders of the Company may, by ordinary resolution passed at a special meeting of the shareholders, of which notice specifying the intention to pass such. resolution has been given, remove any director or directors from office and a vacancy created by the removal of a director may be filled at the meeting of the shareholders at which the directors is removed.

6.

The directors may appoint from among their number a committee of directors and subject to section 110 of the Act may delegate to such committee any of the powers of the directors. A majority of the directors of any such committee must be resident Canadians.

7.

The directors may from time to time:

(a)

borrow money upon the credit of the Company;

(b)

issue, reissue, sell, or pledge debt obligations of the Company; and

(c)

mortgage, hypothecate, pledge, or otherwise create a security interest in all or any property of the Company, owned or subsequently acquired, to secure any debt obligations of the Company.

The words "debt obligations" as used in this paragraph mean bonds, debentures, notes, or other evidences of indebtedness or guarantees of the Company, whether secured or unsecured.

8.

The directors may from time to time by resolution delegate to the President and the Secretary or to any two individuals (including the President or the Secretary) each of whom is an officer of the Company all or any of the powers conferred on the directors by paragraph 7 of this by-law to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

9.

The powers hereby conferred shall be deemed in supplement of and not in substitution for any powers to borrow money for the purposes of the Company possessed by its directors or officers independently of a borrowing by-law.

MEETINGS OF DIRECTORS

10.

Meetings of the board of directors and of a committee of directors (if any) may be held within or outside of Canada.

11.

A meeting of directors may be convened by the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President if he is a director, a Vice-President who is a director or any two directors at any time and the Secretary, when directed or authorized by any of the foregoing persons or any two directors, shall convene a meeting of the directors. Subject to subsection 114(5) of the Act the notice of any such meeting need not specify the purpose of the business to be transacted at the meeting. Notice of any such meeting shall be served in the manner specified in paragraph 60 of this by-law not less than two days (exclusive of the day on which the notice is delivered or sent but inclusive of the day for which notice is given) before the meeting is to take place; provided always that a director may in any manner waive notice of a meeting of directors and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

12.

The board of directors may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board of directors fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings.

13.

For the first meeting of the board of directors to be held immediately following the election of the directors by the shareholders for a meeting of the board of directors at which a director is appointed to fill a vacancy in the board, no such notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided that a quorum of the directors is present.

14

A majority of the directors shall form a quorum for the transaction of business and, notwithstanding any vacancy among the directors, a quorum of directors may exercise all the powers of directions. No business shall be transacted at a meeting of directors, unless a quorum of the board is present and a majority of directors present are resident Canadians.

15.

 A director may, if all the directors of the Company consent, participate in a meeting of directors or of the committee of directors if any) by means of such telephone or other communications facilities as permit all persons participating in such a meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

16.

 Questions arising at any meeting of the Board of directors shall be decided by a majority of votes. In case of any equality of votes the chairman of the meeting in addition to his original vote shall not have a second or casting vote.

17.

 Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the directors entitled to vote on that resolution at that meeting of the directors or the committee of directors (if any) is as valid as if it has been passed at a meeting of directors or the committee of directors, (if any).

REMUNERATION OF DIRECTORS

18.

The remuneration to be paid to the directors shall be such as the board of directors shall from time to time determine and such remuneration .shall be in addition to the salary paid to any officer or employee of the Company who is also a member of the board of directors. The directors may also reward special remuneration to any director undertaking any special services on the Company's behalf other than the routine work ordinarily required of a director by the Company and the confirmation of any such resolution or resolutions by the shareholders shall not be required. The directors shall also be entitled to be paid their travelling and other expenses properly incurred by them in connection with the affairs of the Company.

SUBMISSION OF CONTRACTS OR TRANSACTIONS TO SHAREHOLDERS FOR APPROVAL

19.

The board of directors in its discretion may submit any contract, act or transaction for approval or ratification at any annual general meeting of the shareholders or at any special meeting of the shareholders called for the purpose of considering the same and, subject to the provisions of section 120 of the Act, any such contract, act or transaction that shall be approved or ratified or confirmed by a resolution passed by a majority of the votes cast at any such meeting (unless any different or additional requirements are imposed by the Act or by the Company's articles or any other by-law) shall be valid and as binding upon the Company and upon all the shareholders as though it had been approved, ratified or confirmed by every shareholder of the Company.

FOR THE PROTECTION OF DIRECTORS AND OFFICERS

20.

In supplement of and not by way of limitation upon any rights conferred upon directors by section 120 of the Act, it is declared that no director shall be disqualified by his office from, or vacate his office by reason of, holding any office or place of profit under the Company or under any body corporate in which the Company shall be a shareholder or by reason of being otherwise in any way directly or indirectly interested or contracting with the Company either as vendor, purchaser or otherwise or being concerned in any contract or arrangement made or proposed to be entered into with the Company in which he is in any way directly or indirectly interested either as vendor, purchaser or otherwise nor shall any director be liable to account to the Company or any of its shareholders or creditors for any profit arising from any such office or place of profit; and, subject

1.

to the provisions of section 120 of the Act, no contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way directly or indirectly interested shall be avoided or voidable and no director shall be liable to account to the Company or any of its shareholders or creditors for any profit realized by or from any such contract or arrangement by reason of any fiduciary relationship. Subject to the provisions of section 120 of the Act, no director or officer shall be obliged to make any declaration of interest in respect of a contract or proposed contract with the Company in which such director or officer is in any way directly or indirectly interested nor shall any director be obliged to refrain from voting in respect of any such contract.

21.

Except as otherwise provided in the Act, no director or officer for the time being of the Company shall be liable for the acts, receipts, neglects, or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired on behalf of the Company or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company or for any other loss, danger or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as shall have been submitted to and authorized or approved by the board of directors. If any director or officer of the Company shall be employed by or shall perform services for the Company otherwise than a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Company the fact of his being a director or officer of the Company shall not disentitle such director or officer or such firm or Company, as the case may be, from receiving proper remuneration for such services.

INDEMNITIES TO DIRECTORS AND OFFICERS

22.

Subject to Section 124 of the Act, every director and officer of the Company and his heirs, executors, administrators and other legal personal representatives, shall from time to time be indemnified and saved harmless by the Company from and against,

(a)

any liability and all costs, charges and expenses that he sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him for or in respect of anything done or permitted by him in respect of the execution in good faith of the duties of his office; and

(b)

all other costs, charges and expenses that he sustains or incurs in respect of the affairs of the Company.

INSURANCE FOR DIRECTORS AND OFFICERS

23.

The Company may purchase and maintain insurance for the benefit of any director or officer against liabilities, costs, charges and expenses sustained or incurred by such director or officer for failure to exercise the care, diligence or skill that a reasonably prudent person would exercise in comparable circumstances.

1.

OFFICERS

24.

Appointment: At the first meeting of the board of directors after the election of directors, the directors shall appoint a President and Secretary and, if deemed advisable, may appoint a Chairman of the Board, a Vice-Chairman of the Board, a Managing Director, one or more Vice-Presidents and a Treasurer. A Director may be appointed to any office of the Company but none of the officers, except the Chairman of the Board, the Vice-Chairman of the Board and the Managing Director need be a member of the board of directors. Two or more of the aforesaid offices may be held by the same person. In case and when ever the same person holds the offices of Secretary and Treasurer he may but need not be known as the Secretary Treasurer. The board may from time to time appoint such other officers and agents as it shall deem necessary who shall have such authority and shall perform such duties as may from time to time be prescribed by the board of directors.

25.

Remuneration and Removal: The remuneration of all officers appointed by the board of directors shall be determined from time to time by resolution of the board of directors. The fact that any officer or employee is a director or shareholder of the Company shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of the agreement to the contrary, shall be subject to removal by resolution of the board of directors at any time, with or without cause.

26.

Powers and Duties: All officers shall sign such contracts, documents or instruments in writing as require their respective signatures and shall respectively have and perform all powers and duties incident to their respective offices and such other powers and duties respectively as may from time to, time be assigned to them by the board.

 27.

Duties may be delegated: In case of the absence or inability to act of any officer of the Company except the Managing Director or for any other reason that the board of directors may deem sufficient the board of directors may delegate all or any of the powers of such officer to any other officer or to any director for the time being.

28.

Chairman of the Board: The Chairman of the Board if any) shall, when present, preside at all meetings of the board of directors, a committee of directors (if any) and the shareholders.

29.

Vice-Chairman of the Board: If the Chairman of the Board is absent or is unable or refuses to act, the Vice-Chairman of the Board if any) shall, when present, preside at all meetings of the board of directors, a committee of directors (if any) and the shareholders.

30.

Managing Director: The Managing Director shall be a resident Canadian and shall exercise such powers and have such authority as may be delegated to him by the board of directors in accordance with the provisions of Section 115 of the Act.

31.

President: The President shall be the chief executive officer of the Company. He shall be vested with and may exercise all the powers and shall perform all the duties of the Chairman of the Board and/or Vice-Chairman of the Board if none be appointed or if the Chairman of the Board and the Vice-Chairman of the Board are absent or unable or refuse to act; provided, however, that unless he is a director he shall not preside as Chairman at any meeting of directors or of the committee of directors (if any) or, subject to paragraph 44 of this by-law, at any meeting of the shareholders.

32.

Vice-President: The Vice-President or,. if more than one, the Vice-Presidents, in order of seniority, shall be vested with all the powers and shall perform all the duties of the President in the absence or inability or refusal to act of the President; provided, however, that a Vice-President who is not a director shall not preside as chairman at any meeting of directors or of the committee of directors if any) or, subject to paragraph 44 of this by-law, at any meeting of the shareholders.

33.

Secretary: The Secretary shall give or cause to be given notices for all meetings of the board of directors, a committee of directors (if any) and the shareholders when directed to do so and shall

1.

have charge of the minute books of the Company and, subject to the provisions of paragraph 59 of this by-law, of the records (other than accounting records) referred to in section 20 of the Act.

34.

Treasurer: Subject to the provisions of any resolution of the board of directors, the Treasurer shall have the care and custody of all the funds and securities of the Company and shall deposit the same in the name of the Company in such bank or banks or with such other depository or depositories as the board of directors may direct. He shall keep or cause to be kept the accounting records referred to in Section 20 of the Act. He may be required to give such bond for the faithful performance of his duties as the board of directors in its uncontrolled discretion may require but no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Company to receive any indemnity thereby approved.

35.

Assistant Secretary and Assistant Treasurer: The Assistant Secretary or, if more than one, the Assistant Secretaries in order of seniority, and the Assistant Treasurer or, if more than one, the Assistant Treasurers in order of seniority, shall respectively perform all the duties of the Secretary and Treasurer, respectively in the absence or inability or refusal to act of. the Secretary or the Treasurer, as the case may be.

36.

General Manager: The board of directors may from time to time appoint one or more General Managers and may delegate to him or them powers to manage and direct the business and affairs of the Company (except such matters and duties as by law must be transacted or performed by the board of directors and/or by the shareholders) and to employ and discharge agents and employees of the Company or may delegate to him or them any lesser authority. A General Manager shall conform to all lawful orders given to him by the board of directors of the Company and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Company. Any agent or employee appointed by a General Manager shall be subject to discharge by the board of directors.

37.

Other Officers: The duties of all other officers of the Company shall be such as the, terms of their engagement call for or the board of directors requires of them. Any of the powers and duties of an officers to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board of directors otherwise directs.

38.

Vacancies: If the office of any officer of the Company shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution shall, in the case of any other office, appoint a person to fill such vacancy.

SHAREHOLDERS' MEETING

39.

Annual Meeting: Subject to the provisions of Section 132 of the Act, the annual meeting of the shareholders shall be held on such day in each year and at such time as the directors may by resolution determine at any place within Canada, or if all the shareholders entitled to vote at such meetings so agree, outside Canada.

40.

Special Meetings: Special meetings of the shareholders may be convened by the order of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Vice-President if he is a director, a Vice-President who is a director or by the board of directors at any date and at any time and at any place within Canada or, if all the shareholders entitled to vote at such meeting so agree, outside Canada.

41.

Notice: A printed, written or typewritten notice stating the day, hour, and place of the meeting shall be given by serving such notice on each shareholder entitled to vote at such meeting, on each director and on the auditor of the of the Company in the manner specified in paragraph 60 of this by-law, not less than twenty-one days or more or more than 50 days (in each case exclusive of the day on which the notice is delivered or sent and of the day for which notice is given) before the date of the Meeting. Notice of a meeting at which special business is to be transacted shall state:

1.

(a)

The nature of the business in sufficient detail to permit the shareholder to form a reasoned judgement thereon; and

(b)

the text of any special resolution to be submitted to the meeting.

42.

Waiver of Notice: A shareholder and any other person entitled to attend a meeting of the shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

43.

Omission of Notice: The accidental omission to give notice of any meeting or any irregularity in the notice of any meeting or the non-receipt of any notice by any shareholder or shareholders, director or directors or the auditor of the Company shall not invalidate any resolution passed or any proceedings taken at any meeting of shareholders.

44.

Votes: Every question submitted to any meeting of shareholders shall be decided in the first instance by a show of hands, unless a person entitled to vote at the meeting has demanded a ballot hand in the case of an equality of votes the chairman of the meeting shall neither on a show of hands nor on a ballot have a second or casting vote in addition to the vote or votes to which he may be otherwise entitled.

At any meeting unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

In the event that the Chairman of the Board and the Vice-President of the Board are absent and the President is absent or is not a director and there is no Vice-President present who is a director, the persons who are present and entitled to vote shall choose another director as Chairman of the meeting and if no director is present or if all the directors present decline to take the chair, then the persons who are present and entitled to vote shall choose one of their number or a non-shareholder to be chairman.

A ballot may be demanded either before or after any vote by show of hands by any person entitled to vote at the meeting. If at any meeting a ballot is demanded on the election of a chairman or on the question of the adjournment it shall be taken forthwith without adjournment. If at any meeting a ballot is demanded on any question, or as to the election of directors, the vote shall be taken by ballot in such manner and either at once or later in the meeting as the Chairman directs. The result of the ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for the ballot may be withdrawn.

Where two or more persons hold the same share or shares jointly one of those holders present at a meeting of shareholders may, in the absence of the other or others, vote the share or shares but if two or more of those persons who are present, in person or by proxy, vote ,they shall vote as one on the share or shares jointly held by them.

At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the Chairman with the consent of the meeting to serve at the meeting. A scrutineer need not be a shareholder of the Company.

45.

Proxies: Votes at meetings of the shareholders may be given either personally or by proxy or, in the case of a shareholder who is a body corporate or association, by a representative authorized by a resolution of the board of directors or governing body of the body corporate or association to represent it at meetings of the shareholders of the Company. At every meeting at which he is entitled to vote, every shareholder and/or person appointed by proxy and/or individual so authorized to represent a shareholder who is present in person shall have one vote on a show of hands. Upon a ballot at which he is entitled to vote, every shareholder present in person or

1.

represented by proxy or by an individual so authorized shall (subject to the provisions, if any, of the articles of the Company) have one vote for every share held by him.

A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment thereof.

A person appointed by proxy need not be a shareholder.

Subject to the provisions of Part IV of the Regulations, a proxy may be in the following form;

The undersigned shareholder of

 hereby appoints

of

  or failing him,

 of

as the nominee of the undersigned to attend and act for the undersigned and on behalf of the undersigned at the

meeting of the shareholders of the said Company to be held on the ___ day of

, 20___

and at any adjournment or adjournments thereof in the same manner, to the same extent and with the same powers as if the undersigned were present at the said meeting or such adjournment or adjournment or adjournments thereof.

Dated this ___day of

, 200__.

Signature of Shareholder

Directors may from time to time make regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for the particulars of such proxies to be cabled or telegraphed or sent by telex or in writing before the meting or adjourned meeting to the Company or any agent of the Company for the purpose of receiving such particulars and providing that proxies so lodged may be voted upon as though the proxies themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The chairman of any meeting of shareholders may, subject to any regulations made as aforesaid, in his discretion accept telegraphic or cable or telex written communication as to the authority of any person claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Company, and any votes given in accordance with such telegraphic or cable or telex or written communication accepted by the chairman of the meeting shall be valid and shall be counted.

46.

Adjournment: The chairman of any meeting may with the consent of the meeting adjourn the same from time to time to a fixed time and place and no notice of such adjournment need be given to the shareholders unless the meeting is adjourned by one or more adjournments for an aggregate of thirty days or more in which case notice of the adjourned meeting shall be given as for an original meeting. Any business may be brought before or dealt with at any adjourned meeting for which no notice is required which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

47.

Quorum: A quorum at any meeting of shareholders shall be two members or proxyholders present. No business shall be transacted at any meeting unless the requisite quorum be present at the time of the transaction of such business. If a quorum is not present at the opening of a meeting of shareholders, the persons present and entitled to vote may adjourn the meeting to a fixed time and place but may not transact any other business. If a quorum is not present at the adjourned meeting the persons present at the adjourned meeting shall be deemed to be a quorum.

48.

Resolution in lieu of meeting: Notwithstanding any of the foregoing provisions of this by-law a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders is, subject to section 142 of the Act, as valid as if it had been passed at a meeting of the Shareholders.

1.

SHARES

49.

Allotment and Issuance: Subject to the provisions of section 25 of the Act, shares in the capital of the Company may be allotted and issued by resolution of the board of directors at such time and on such terms and conditions and to such persons or class of persons as the board of directors determine.

50.

Certificates: Share certificates and the form of stock transfer power on the reverse side thereof shall be in such form as the board of directors may by resolution approve and such certificates shall be signed by the Chairman of the Board or the Vice-Chairman of the Board or the Managing Director or the President or a Vice-President and the Secretary or an Assistant Secretary holding the office at the time of signing.

The signature of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President may be printed, engraved, lithographed or otherwise mechanically reproduced upon certificates for shares of the Company. Certificates so signed shall be deemed to have been manually signed by the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or Vice--Chairman of the Board, the Managing Director, the President or the Vice-President whose signature is so printed, engraved, lithographed or otherwise mechanically reproduced thereon and shall be as valid to all intents and purposes as if they have been signed manually. Where the Company has appointed a registrar, transfer agent or branch transfer agent for the shares (or for the shares of any class or classes) of the Company the signature of the Secretary or Assistant Secretary may also be printed, engraved, lithographed or otherwise mechanically reproduced on certificates representing the shares (or the shares of the class or classes in respect of which any such appointment has been made) of the Company and when countersigned by or on behalf of a registrar, transfer agent or branch transfer agent such certificates so signed shall be as valid to all intents and purposes as if they had been signed manually. A share certificate containing the signature of a person which is printed, engraved, lithographed or otherwise mechanically reproduced thereof may be issued notwithstanding that the person has ceased to be an officer of the Company and shall be as valid as if he were an officer at the date of its issue.

TRANSFER OF SECURITIES

51.

The directors may from time to time by resolution appoint or remove one or more transfer agents and/or branch transfer agents and/or registrars and/or branch registrars (which may or may not be the same individual or body corporate) for the securities issued by the Company in registered form (or for such securities of any class or classes) and may provide for the registration of transfers of such securities (or such securities of any class or classes) in one or more places and such transfer agents and/or branch transfer agents and/or registrars and/or branch registrars shall keep all necessary books and securities (or such securities of the class or classes in respect of which any such appointment has been made). In the event of any such appointment in respect of the shares ( or the shares of any class or classes) of the Company, all share certificates issued by the Company in respect of the shares (or the shares of the class or classes in respect of which and such appointment has been made) of the Company shall be countersigned by or on behalf of one of the said transfer agents and/or branch transfer agents and by or on behalf of one of the said registrars and/or branch registrars, if any.

52.

A central securities register of the Company shall be kept at the registered office of the Company or at any such other office or place in Canada as may from time to time be designated by resolution of the board of directors and a branch securities register or registers may be kept at such office or offices of the Company or other place or places, either in or outside Canada, as may from time to time be designated by resolution of the directors.

53.

Transfer of securities of the Company shall be registrable on the register of transfers or on one of the branch registers of transfers (if any) kept by or for the Company in respect thereof upon surrender of the security properly endorsed together with such additional assurance as the Company

1.

shall require and subject to the provisions of the Act and the restrictions on transfer set forth in the articles of the Company.

DEALINGS WITH REGISTERED HOLDER

54.

The Company may, subject to the Act, treat as absolute owner of the security the person in whose name the security is registered in a securities register as if that person had full legal capacity and authority to exercise all rights of ownership irrespective of any knowledge or notice contrary or any description in its records or on the security certificate indicating a pledge, a representative or fiduciary relationship, a reference to any other instrument or the rights of any other person.

JOINT HOLDERS

55.

If two or more persons are registered as joint holders of any security, any one of such persons may give effectual receipts for the certificate in respect thereof and for any dividend, bonus, return, of capital or other money payable or warrant issuable in respect of such security.

56.

The board of directors may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the Company. A dividend payable in cash shall be paid by cheque drawn on the Company's banker or one of them to the order of each registered holder of shares of the class in respect of which it has been declared and mailed by ordinary mail, postage prepaid, to such registered holder at his last address appearing on the books of the Company. In the case of joint holders the cheques shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and if more than one address appears on the books of the Company in respect of such joint holding the cheque shall be mailed to the first address appearing. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby, unless such cheque be not paid at par on due presentation. In the event of non-receipt of any cheques for dividends by the person to whom it is so sent as aforesaid, the Company on proof of such non-receipt and upon satisfactory indemnity being given to it, shall issue to such person a replacement cheque for a like amount. Any dividend -which remains unclaimed after a period of 12 years after the date on which it has been declared payable shall be forfeited and revert to the Company.

VOTING SHARES AND SECURITIES IN OTHER COMPANIES

57.

All of the shares or other securities carrying voting rights of any other body corporate held from time to time by the Company may be voted at any and all meetings of shareholders, bondholders, debenture holders, or holders of other securities (as the case may be) of such other body corporate and in such manner and by such person or persons as the board of directors of the Company shall from time to time determine. The proper signing officers of the Company may also from time to time execute and deliver for and on behalf of the Company proxies and/or arrange for the issuance of voting certificates and/or other evidence of the right to vote in such names as they may determine without the necessity of a resolution or other action by the board of directors.

INFORMATION AVAILABLE TO SHAREHOLDERS

58.

Except as provided by the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Company's business which in the opinion of the directors it would be in expedient in the interests of the Company to communicate to the public.

59.

The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Company or any of them shall be open to the inspection of shareholders and no shareholders shall have any right to inspect any document or book or register or accounting records of the Company except as conferred by statute or authorized by the board of directors or by a resolution of the shareholders.

1.

NOTICES

60.

Service: Any notice or other document required by the Act, the Regulations, the Articles or the by-laws to be sent to any shareholder or director or to the auditor shall be delivered personally or sent by prepaid mail or by telegram or cable or telex to any such shareholder at his latest address as shown in the records of the Company or its transfer agent and to any such director at his latest address as shown in the records of the Company or in the last notice filed under section 105 or 113 of the Act, and to the auditor at his business address, provided always that notice may be waived or the time for the notice may be waived or abridged at any time with the consent in writing of the person entitled thereto. If a notice or document is sent to a shareholder by prepaid mail in accordance with this paragraph and the notice or document is returned on three consecutive occasions because the shareholders cannot be found it shall not be necessary to send any further notices or documents to the shareholder until he informs the Company in writing of his new address.

61.

Shares registered in more than one name: All notices or other documents with respect to any shares registered in more than one name shall be given to whichever of such persons is named first in the records of the Company and any notice or other document so given shall be sufficient notice or delivery to all the holders of such shares.

62.

Persons becoming entitled to operation of law: Subject to section 51 of the Act, every person who by operation of law, transfer or by any other means whatsoever shall become entitled to any share or shares shall be bound by every notice or other document in respect of such share or shares which, previous to his name and address being entered in the records of the Company, shall be duly given to the person or persons from who he derives his title to such share or shares.

63.

Deceased Shareholders: Subject to section 51 of the Act, any notice or other document delivered or sent by post, telegram or telex or left at the address of any shareholder as the same appears in the records of the Company shall, notwithstanding that such shareholder be then deceased, and whether or not the Company has notice of his decease, be deemed to have been duly served in respect of the shares held by such shareholder (whether held solely or with any or person or persons) until some other person be entered in his stead in the records of the Company as the holder or one of the holders thereof and such service shall for all purposes be deemed a sufficient service of such notice or document on his heirs, executors or administrators and on all persons, if any, interested with him in such shares.

64.

Signature to notices: The signature of any director or officer of the Company to any notice or document to be given by the Company may be written, stamped, typewritten or printed or partly written, stamped, typewritten, or printed.

65.

Computation of time: Where a given number of days' notice or notice extending over a period is required to be given under any provisions of the Articles or by-laws of the Company the day of service or posting of the notice or document shall, unless it is otherwise provided, be counted in such number of days or other period.

66.

Proof of service: with respect to every notice or other document sent by post it shall be sufficient to prove that the envelope or wrapper containing the notice or other document was properly addressed as provided in paragraph 60 of this by-law and put into a post office or into a letter box. A certificate of an officer of the Company in office at the time of the making of the certificate or of a transfer officer of any transfer agent or branch transfer agent of shares of any class of the Company as to the facts in relation to the sending or delivery of any notice or other document to any shareholder, directors, officer or auditor or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Company as the case may be.

1.

WAIVER OF NOTICE

67.

Any shareholder (or his duly appointed proxy), director, officer or auditor may waive any notice required to be given under any provision of the articles or by-laws of the Company or of the Act, and such waiver, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in giving such notice.

68.

The accidental omission to give any notice to any shareholder, directors, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

CHEQUES, DRAFTS AND NOTES

69.

All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Company, and in such manner as the board of directors may from time to time designate by resolution.

CUSTODY OF SECURITIES

70.

All shares and securities owned by the Company shall be lodged (in the name of the Company) with a chartered bank or trust company or in the safety deposit box, or if so authorized by resolution of the board of directors, with such other depositories or in such other manner as may be determined from time to time by the board of directors.

71.

All shares, certificates, bonds, debentures, notes or other obligations belonging to the Company may be issued or held in the name of a nominee or nominees of the Company (and if issued or held in the names of more than one nominee shall be held in the names of the nominees jointly with the right of survivorship) and shall be endorsed in blank with endorsement guaranteed in order to enable transfer to be completed and registration to be effected.

EXECUTION OF INSTRUMENTS

72.

Contracts, documents or instruments in writing requiring the signature of the Company may be signed by:

(a)

The chairman of the Board, the Vice-Chairman of the Board, the Managing Directors, the President or a Vice President, together with the Secretary or the Treasurer;

(b)

or any two directors

and all contracts, documents and instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The board of directors shall have power from time to time by resolution to appoint any officer or officers, or any person or persons, on behalf of the Company either to sign contracts, documents and instruments in writing generally or to sign specific contracts, documents and instruments in writing.

The corporate seal if any) of the Company may be affixed to contracts, documents and instruments in writing signed as aforesaid or by any officer or officers, person or persons, appointed as aforesaid by the resolution of the board of directors, but any such contract, document, or instrument is not invalid merely because the corporate seal is not affixed thereto.

The term "contracts, documents or instruments in writing" as used in this by-law shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property real or personal, immovable or movable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, share warrants, stocks, bonds, debentures, or other securities and all paper writings.

In particular without limiting the generality of the foregoing:

(a)

The chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President, together with the Secretary or the Treasury; or

(b)

any two directors

shall have authority to sell, assign, transfer, exchange, convert convey any all shares, stocks, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Company and to sign and execute (under the seal of the Company or otherwise) all assignments, transfer, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying any such share, stocks, bonds, debentures, rights, warrants or other securities.

The signature or signatures of the Chairman of Board, the Vice-Chairman of the Board, the Managing Director, the President, a Vice-President, the Secretary, the Treasurer, the Assistant Secretary or an Assistant Treasurer or any director of the Company and/or of any other officer or officers, person or persons, appointed as aforesaid by resolution of the board of directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed, or otherwise mechanically reproduced upon any contracts, documents or instruments in writing or bonds, debentures or other securities of the Company and all contracts, documents or instruments in writing or bonds, debentures or other securities of the Company on which the signature or signatures of any of the foregoing officers of persons authorized as aforesaid shall be so reproduced pursuant to special authorization by resolution of the directors shall be deemed to have manually signed by such officers or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers or person whose signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or bonds, debentures or other securities of the Company.

FINANCIAL YEAR

73.

The financial year of the Company shall terminate on such date in each year as the directors may from time to time determine by resolution.

RESTRICTIONS

So long as the Company is a non-public Company, no shares may be transferred except with the consent of the directors who may in their absolute discretion refuse to register the Transfer of any share and no transfer shall be entered in the register of members without the prior approval of the directors.

So long as the Company is a non-public Company, no invitation will be made to the public to subscribe for any share or securities of the Company.

ENACTED this 19th day of June, 2003.

/s/ Shaun Ledding

Shaun Ledding, President and Director